UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/12/2007

OYO GEOSPACE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  333-36727

DE	76-0447780
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7007 Pinemont Drive, Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 986-4444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 12, 2007, Concord Technologies, L.P., Geospace Engineering Resources International, LP, Geospace Technologies, LP, OYO Instruments, LP, and OYOG Operations, LP (collectively, the "Borrowers"), all Texas limited partnerships and subsidiaries of OYO Geospace Corporation, a Delaware corporation (the "Company"), entered into a Fourth Amendment to Loan Agreement with Regions Bank (f/k/a Union Planters Bank, N.A.). The Fourth Amendment to Loan Agreement amends the existing Loan Agreement dated November 22, 2004, among the Borrowers and Union Planters Bank, N.A., as amended by the First Amendment to Loan Agreement dated September 19, 2005, by the Second Amendment to Loan Agreement dated June 16, 2006 and by the Third Amendment to Loan Agreement dated January 10, 2007 (the "Loan Agreement").

The Fourth Amendment to Loan Agreement amends the Loan Agreement by, among other things, increasing the limitation on permitted capital expenditures and adjusting the tangible net worth financial covenant.

The foregoing description of the Fourth Amendment to Loan Agreement is qualified in its entirety by reference to the Fourth Amendment to Loan Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01.    Financial Statements and Exhibits

10.1 Fourth Amendment to Loan Agreement dated October 12, 2007, among the Borrowers and Regions Bank (f/k/a Union Planters Bank, N.A.).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYO GEOSPACE CORPORATION

Date: November 26, 2007	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Fourth Amendment to Loan Agreement dated October 12, 2007, among the Borrowers and Regions Bank (f/k/a Union Planters Bank, N.A.).